Exhibit 99.1

Eiger BioPharmaceuticals Reports Second Quarter 2022 Financial Results and Provides Business Update

•	Active Dialogue with FDA on Potential Peginterferon Lambda COVID-19 EUA Application

•	Phase 3 HDV D-LIVR (lonafarnib) Study Topline Data Planned by Year End

•	Phase 3 Congenital Hyperinsulinism AVANT (avexitide) Program Initiated

•	Approval of Zokinvy in Europe; Partnership with AnGes in Japan

•	Strong Cash Position: $141.8M Cash, Cash Equivalents, and Total Investments

Palo Alto, Calif., August 4, 2022 /PRNewswire/ — Eiger BioPharmaceuticals, Inc. (Nasdaq:EIGR), a commercial-stage biopharmaceutical company focused on the development of innovative therapies for hepatitis delta virus (HDV) infection and other serious diseases, today reported financial results for second quarter 2022 and provided a business update.

“We delivered a quarter of continued execution in which we strengthened and expanded our business through achievements including the approval of Zokinvy in Europe,” said David Cory, President and CEO Eiger. “Looking ahead, we are excited about the major upcoming catalysts across our development programs which, alongside our strong cash position, give us confidence in our ability to deliver long-term shareholder value.”

Business Highlights

Peginterferon Lambda for Newly Diagnosed Outpatient COVID-19 Infection

•	Single sub-cutaneous injection

•	Stimulates immune responses critical for host protection during viral infections

•

Actively engaged with U.S. Food and Drug Administration (FDA) on potential Emergency Use Authorization (EUA) application since announcement of topline data in March 2022 and have provided responses to all of FDA’s information requests during this time

Hepatitis Delta Virus (HDV) Platform

Lonafarnib for HDV

•	First-in-class, oral prenylation inhibitor

•	D-LIVR Phase 3 study with potential approval of two lonafarnib-based regimens

•	Oral lonafarnib/ritonavir and in combination with peginterferon alfa

•	Topline data expected by end of 2022

Peginterferon Lambda for HDV

•	First-in-class, well-tolerated interferon

•	Potential to be interferon of choice in HDV combination therapies

•	LIMT-2 Phase 3 study of peginterferon lambda monotherapy

•	Enrolling patients, targeting N=150

Combination of Peginterferon Lambda and Lonafarnib for HDV

•	Combination of Eiger’s two proprietary HDV therapies in development

•	LIFT-2 Phase 2 study in collaboration with National Institutes of Health initiating in 2022

•	Single arm study (N=30), 48 weeks of treatment with 24 weeks of follow-up

Zokinvy® (lonafarnib) for Progeria (Hutchinson-Gilford Progeria Syndrome and Processing-Deficient Progeroid Laminopathies)

•	EU marketing authorization granted by the European Commission

•	Entered into exclusive partnership with AnGes, Inc. to seek regulatory approval and commercialization of Zokinvy in Japan

Avexitide for Rare Metabolic Disorders

•	Initiated Phase 3 AVANT congenital hyperinsulinism (HI) program

•	Breakthrough Therapy designation for HI

•	Rare Pediatric Disease designation for HI – Priority Review Voucher eligible

Corporate

•	Appointed Lisa Kelly-Croswell, senior human resources executive, to board of directors

•

Entered into term loan agreement with Innovatus Capital Partners to refinance previous debt facility, extend interest-only period by 5 years, and further strengthen cash position ahead of key milestones

Financial Guidance

•	$141.8 million in cash, cash equivalents, and total investments as of June 30, 2022 expected to fund planned operations through 2024

Second Quarter 2022 Financial Results

Total revenue was $4.1 million in second quarter 2022 compared to $2.1 million for the same period in 2021. The increase was primarily driven by $1.2 million in higher Zokinvy net product sales and $0.8 million from an upfront payment the Company received related to its exclusive partnership with AnGes, Inc. to seek regulatory approval and commercialization of Zokinvy in Japan.

Cost of sales was $0.2 million for second quarter 2022 as compared to $0.3 million for the same period in 2021. The decrease was primarily driven by product manufacturing related costs, including product testing.

Research and Development expenses were $17.0 million for second quarter 2022, as compared to $14.3 million for the same period in 2021. The increase is primarily driven by personnel related costs, including stock-based compensation, from additional headcount, and outside services, including consulting and advisory services.

Selling, General and Administrative expenses were $7.0 million for second quarter 2022, as compared to $5.9 million for the same period in 2021. The increase was primarily due to outside services, including consulting and advisory services, and an increase in headcount related expenses and other operating related expenses.

Total operating expenses include non-cash expenses of $4.1 million for second quarter 2022, as compared to $2.7 million for the same period in 2021.

The Company reported a net loss of $21.9 million, or $0.51 on a per share basis, for second quarter 2022. This compares to a net loss of $19.2 million, or $0.57 on a per share basis, for the same period in 2021.

Cash, cash equivalents, and total investments as of June 30, 2022 totaled $141.8 million compared to $106.1 million as of December 31, 2021.

As of June 30, 2022, the company had 44.0 million of common shares outstanding.

Conference Call

At 4:30 PM Eastern Time today, August 4, 2022, Eiger will host a conference call to discuss its financial results and provide a business update.

The live and replayed webcast of the call will be available through the company’s website at www.eigerbio.com. To participate in the live call by phone, please register in advance at https://register.vevent.com/register/BIfd526d893fcb47fc96359096e28232bb to receive the dial-in number and unique passcode to access the call. The webcast will be archived and available for replay for at least 90 days after the event.

About Eiger

Eiger is a commercial-stage biopharmaceutical company focused on the development of innovative therapies for hepatitis delta virus (HDV) and other serious rare diseases. The Eiger HDV platform includes two first-in-class therapies in Phase 3 that target critical host processes involved in viral replication. Eiger is also developing peginterferon lambda as a therapeutic for COVID-19. All five Eiger rare disease programs have been granted FDA breakthrough therapy designation. Eiger is also developing peginterferon lambda as a therapeutic for COVID-19.

For additional information about Eiger and its clinical programs, please visit www.eigerbio.com.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts, including statements regarding our future financial condition, timing for and outcomes of clinical results, prospective products, preclinical and clinical pipelines, regulatory objectives, business strategy and plans and objectives for future operations, are forward-looking statements. Forward-looking statements are our current statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the timing of our ongoing and planned clinical development; the sufficiency of our cash, cash equivalents and investments to fund our operations; the likelihood of obtaining an Emergency Use Authorization from the FDA for peginterferon lambda for COVID-19; expectations regarding the timing and availability of topline data from our Phase 3 D-LIVR study in HDV; the ability to fully enroll the Phase 3 LIMT-2 study and Phase 3 AVANT study; our capability to provide sufficient quantities of any of our product candidates, including peginterferon lambda, to meet anticipated full-scale commercial demands; our ability to finance the continued advancement of our development pipeline; and the potential for success of any of our products or product candidates. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Eiger makes, including additional applicable risks and uncertainties described in the “Risk Factors” sections in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and Eiger’s subsequent filings with the SEC. The forward-looking statements contained in this press release are based on information currently available to Eiger and speak only as of the date on which they are made. Eiger does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

SOURCE Eiger BioPharmaceuticals, Inc.

Investors:

Sylvia Wheeler

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com

Media:

Sarah Mathieson

SVP, Corporate Affairs

smathieson@eigerbio.com

Eiger BioPharmaceuticals Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2022	2021(1)
	(unaudited)
ASSETS
Cash and cash equivalents	$36,572	$22,221
Short-term debt securities	105,220	66,594
Accounts receivable	1,038	2,576
Inventories	2,876	2,612
Prepaid expenses and other current assets	11,997	9,361

Total current assets	157,703	103,364
Long-term debt securities	—	17,262
Property and equipment, net	525	613
Operating lease right-of-use assets	385	653
Other assets	5,078	4,510

Total assets	$163,691	$126,402

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$21,847	$29,901
Other liabilities	38,919	24,102
Stockholders’ equity	102,925	72,399

Total liabilities and stockholders’ equity	$163,691	$126,402

(1)	Derived from the audited financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Eiger BioPharmaceuticals Inc.

Condensed Consolidated Statements of Operations Financial Data

(in thousands, except per share and share amounts)

	Three Months Ended June 30, (unaudited)		Six Months Ended June 30, (unaudited)
	2022	2021	2022	2021
Product revenue, net	$3,341	$2,097	$6,014	$5,743
Other revenue	750	—	750	—

Total revenue	$4,091	$2,097	$6,764	$5,743

Costs and operating expenses:
Cost of sales	151	270	261	323
Research and development(1)	16,993	14,302	34,563	28,144
Selling, general and administrative(1)	7,027	5,886	13,840	11,450

Total costs and operating expenses	24,171	20,458	48,664	39,917

Loss from operations	(20,080)	(18,361)	(41,900)	(34,174)
Interest expense	(934)	(880)	(1,820)	(1,765)
Interest income	221	33	266	84
Other income (expense), net	(1,074)	45	(1,047)	45,959

Income(loss) before provision for taxes	(21,867)	(19,163)	(44,501)	10,104
Provision for income taxes	17	11	26	30

Net loss	$(21,884)	$(19,174)	$(44,527)	$10,074

Net income (loss) per common share:
Basic	$(0.51)	$(0.57)	$(1.14)	$0.30

Diluted	$(0.51)	$(0.57)	$(1.14)	$0.29

Weighted-average common shares outstanding:
Basic	43,059,809	33,932,127	39,178,043	33,909,637

Diluted	43,059,809	33,932,127	39,178,043	34,156,877

(1)	Includes stock-based compensation expense of:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Research and development	$820	$551	$1,445	$942
General and administrative	1,388	1,507	2,810	2,665

Total stock-based compensation expense	$2,208	$2,058	$4,255	$3,607